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                                                                EXHIBIT 10.22
                              AMENDED AND RESTATED
                            MOTOR VEHICLE INSTALLMENT
                      CONTRACT LOAN AND SECURITY AGREEMENT


                          Dated as of November 30,1998


                                 by and between


                             CPS FUNDING CORPORATION

                                   as Borrower


                                       and


                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                    as Lender



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                       AMENDED AND RESTATED MOTOR VEHICLE
                INSTALLMENT CONTRACT LOAN AND SECURITY AGREEMENT


This Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement ("Agreement") is entered into by and between CPS Funding Corporation, a California corporation (together with its successors and assigns, "Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (together with its successors and assigns hereinafter referred to as "Lender").

                                    RECITALS

        WHEREAS, Borrower is a financial organization primarily engaged in the business of acquiring installment sale contracts for motor vehicles;

        WHEREAS, Lender has agreed to provide the loan on the terms and conditions set forth in this Agreement to Borrower; and

        WHEREAS, Borrower and Lender desire to amend and restate the Receivables Funding And Servicing Agreement ("Prior Agreement") dated as of June 1, 1995 which was entered into by Borrower and Redwood Receivables Corporation and later assigned by Redwood Receivables Corporation to Lender. Borrower and Lender agree that (1) this Agreement is not a novation, refinancing or satisfaction of any existing loan under the Prior Agreement, nor is it a release or substitution of collateral thereunder, (2) the existing loan and security interest continue uninterrupted and are not diminished in any manner by the execution of this Agreement, and (3) this Agreement modifies the terms and conditions contained in the Prior Agreement to the terms and conditions contained in this Agreement.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

                             ARTICLE I - DEFINITIONS

        Section 1.0 Defined Terms. Whenever used in this Agreement with such upper case letters as are shown below, the following terms shall have the respective meanings set forth below. When the terms are used in the plural, the plural forms of the meanings shall apply.

        Accounting Period: means a calendar month, beginning with the month during which this Agreement is executed and ending with the calendar month during which the Indebtedness has been paid in full following termination of this Agreement.

        Actual Payment: means, with respect to any Contracts all payments received by, from or for the account of the related Contract Debtor on such Contract.

        Advance: means each of the Loan advances described in Article III of this Agreement.

        Affiliate: means CPS and any Person, now or in the future (i) directly or indirectly owned or controlled in whole or in part by Borrower or CPS, or
(ii) under common ownership or control with Borrower. For the purpose of this definition, "control" shall mean the power to direct, or cause the direction of, management or policies, whether through the ownership of voting securities, by contract or otherwise. For the purpose of this definition, "owned" shall mean at least 10% ownership.

        Average Charged-Off Losses: means the Accounting Period average of the Charged-Off Losses for any three consecutive Accounting Periods for Pledged Contracts; provided that, until the first three Accounting Periods have expired, the Average Charged-Off Losses shall be the Accounting Period average of the Charged-Off Losses for the Accounting Periods which have expired.



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        Bankruptcy Code: means the Bankruptcy Reform Act of 1978, as amended, as the same may be further amended, and any other applicable state or federal law with respect to bankruptcy liquidation, insolvency or reorganization.

        Borrowing Base: As of the date of its computation, an amount equal to the lesser of (a) 88% of the aggregate Gross Balance of Eligible Contracts minus the Unearned Interest Amount with respect to such Contracts, and (b) 91% of Borrower's aggregate net investment in Eligible Contracts. For the purpose of this calculation, Borrower's net investment in a Contract shall be equal to the net amount Borrower paid to purchase the Contract, which shall in no event be more than the Gross Balance minus the sum of (a) the Unearned Interest Amount,
(b) any discounts, (c) any refundable reserves, (d) any boarding fees, and (e) any other fees or amounts Borrower is entitled to in connection with the purchase of the Contract.

        Business Day: means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York are required by law to be closed.

        Certificate of Title: means with respect to each Financed Vehicle, the certificate of title (or other evidence of ownership) issued by the department of motor vehicles, or other appropriate governmental body, of the state in which the Financed Vehicle is to be registered showing the Contract Debtor as owner, with either notation of Borrower's first lien or such other status indicated thereon which is necessary to perfect Borrower's security interest in the Financed Vehicle as a first priority interest, and showing no other actual or possible lien interest in the Financed Vehicle.

        Charged-Off Contract: means a Contract for which (i) all or part of more than five (5) Scheduled Payments are due and unpaid, (ii) the Financed Vehicle has been surrendered, or repossessed, and any proceeds from the sale thereof have been received, (iii) a settlement has been made for less than the Gross Balance minus the Unearned Interest Amount, or (iv) a Skip Loss Investigation has been pending for more than one hundred and fifty (150) days.

        Charged-Off Losses: means as of the end of an Accounting Period, the Gross Balance minus the Unearned Interest Amount of Charged-Off Contracts which become Charged-Off Contracts during the Accounting Period minus amounts received by Borrower during the Accounting Period and applied to Charged-Off Contracts which became Charged-Off Contracts during a previous Accounting Period, divided by the Gross Balance minus the Unearned Interest Amount of all Contracts owned by Borrower which are not Charged-Off Contracts; expressed as a percentage.

        Closing Date: means the date on which the first Advance is made.

        Collateral: means any and all real and personal, tangible and intangible, property in which Lender is granted a security interest now or hereafter, in this Agreement or otherwise, to secure Borrower's obligations to Lender.

        Collection Account: means a bank account in the name of the Lender at a bank designated by the Lender.

        Collections: means, with respect to any Receivable, all cash collections and other Proceeds of such Receivable (including late charges, fees and interest arising thereon and all recoveries with respect to Receivables that have been written off as uncollectible).

        Commitment Termination Date: means the earlier of (a) the date so designated pursuant to Article 15 as a result of an Event of Default, and (b) the Final Maturity Date.

        Contract: means an installment or conditional sale contract, with any amendments, owned or acquired by Borrower pursuant to which a Contract Debtor has: (i) purchased a new or used Motor Vehicle, (ii) granted a security interest in the Motor Vehicle to secure the Contract Debtor's payment obligations, and
(iii) agreed to pay the unpaid purchase price and a finance charge in periodic installments no less frequently than monthly.



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        Contract Debtor: means the Person that has executed a Contract as a purchaser, and any guarantor, co-signer or other Person obligated to make payments under the Contract.

        Contract Debtor Documents: means, with respect to each Contract Debtor:

                (a) the original Certificate of Title or equivalent title documents issued by the relevant state motor vehicle authority, if applicable;

                (b) the original executed Contract;

                (c) hereafter, on new Financed Vehicles a copy of the Dealer Invoice and invoices for any additional equipment included in the Contract;

                (d) a copy of the original credit application;

                (e) copies of, but with respect to portfolio purchase of Contracts, only if such are available to Borrower from the seller of the portfolio purchase Contracts:

                        (i) the credit bureau reports,

                        (ii) the completed credit investigation form,

                        (iii) the completed verification of employment and
                income forms, and

                        (iv) the Contract Debtor's references;

                (f) verification of Required Contract Debtor Insurance showing Borrower as loss payee, additional insured, or lienholder at the time of Borrower's purchase of the Contract, but with respect to portfolio purchases of Contracts, only if such are available to Borrower from the seller of the Contracts;

                (g) a certificate for each type of Optional Contract Debtor Insurance purchased by the Contract Debtor; and

                (h) Borrower's loan process or "deal structure" sheet.

        Contract Delivery Documents: means the original Certificate of Title, if available, or a copy of the application for the Certificate of Title, and the original executed Contract with original Contract Debtor and Dealer signatures.

        Contract Rights: means with respect to Pledged Contracts, (i) Borrower's interest in the Financed Vehicle; (ii) all rights of Borrower regarding the Contract and Financed Vehicle, including, but not limited to, rights to electronic funds transfers and rights under all dealer agreements and purchase agreements pursuant to which the Contract was acquired by Borrower; (iii) all rights of Borrower with respect to Optional Contract Debtor Insurance, Required Contract Debtor Insurance, VSI Insurance and any other policies of fire, theft or comprehensive insurance, collision insurance, public liability insurance or property damage insurance maintained with respect to the Financed Vehicle, the Contract, or the Contract Debtor; (iv) all rights of Borrower, if any, to prepaid dealer rate participation in connection with the Contract; (v) Remittances; and (vi) all rights of Borrower to the originals of all books, records (including electronic data), reports, files and documents relating to the Contracts, including, but not limited to, Contract Debtor Documents, financial statements of Contract Debtors, and all payment reports or records relating to the Contracts.

        Contract Rights Payors: means Persons, other than Contract Debtors, against whom Contract Rights can be asserted.

        CPS: means Consumer Portfolio Services, Inc., a California corporation.



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        Credit and Collection Policies: means the credit, collection, customer relations and service policies of CPS and Borrower in effect as of the date hereof, as set forth in writing and delivered to Lender, and, as such policies may hereafter be amended, modified or supplemented from time to time with the written consent of Lender.

        Dealer: means the seller of the Financed Vehicle to the Contract Debtor.

        Dealer Invoice: means as to new Financed Vehicles, the Invoice prepared by the manufacturer showing the net cost; and, as to used Financed Vehicles, the NADA Used Car Guide trade-in value, or for the West Coast, the Kelley Wholesale Blue Book Wholesale Value, or for the Northeast, the Black Book Average Value.

        Delinquency Measurement: means as of the end of an Accounting Period, the sum of the Gross Balance of all Delinquency Measurement Contracts for which at least two (2) due Scheduled Payments are less than ninety percent (90%) paid, divided by the monetary sum of all Scheduled Payments, whether or not due which have not been paid in full for all Delinquency Measurement Contracts, expressed as a percentage.

        Delinquency Measurement Contracts: means all Pledged Contracts which are not Charged-Off Contracts, not paid in full or for which the Motor Vehicle has been secured in a repossession.

        Eligible Contract: means each Contract which is listed on a List of Contracts delivered to Lender at the same time, and which in Lender's sole determination satisfies each of the following requirements (at the time of delivery and thereafter except to the extent expressly stated below to apply only at delivery or only thereafter):

        (A) All of the representations and warranties in Section 10.0 are true with respect to, and all conditions precedent in Section 9.1 have been and continue to be met with respect to, the Contract, Financed Vehicle, Contract Debtor, Required Contract Debtor Insurance, and Optional Contract Debtor Insurance.

        (B) The first Scheduled Payment is due within forty five (45) days after the date of the Contract and the Contract Date is within one (1) day of the delivery of the Financed Vehicle.

        (C) The Contract has a fixed APR and the Finance Charge was computed using a fixed rate.

        (D) The initial term of the Contract does not exceed sixty (60) months (except for the Super Alpha program Contracts) and the Schedule of Payments has equal monthly payments except for the final payment which may be less than the other equal payments, the payment obligation is in Dollars, and at the time the Contract was delivered to the Lender, there were at least twenty (20) remaining Scheduled Payments.

        (E) The Contract is for the absolute sale of the Financed Vehicle to the Contract Debtor, and the Financed Vehicle is not on approval or subject to any agreement between the Contract Debtor and the Dealer for the repurchase or return of the Financed Vehicle.

        (F) The Contract does not present a credit, collateral or documentation risk which is material and unacceptable to the Lender.

        (G) The Dealer has been paid all amounts due for the purchase of the Contract from the Dealer.

        (H) The Contract Debtor is an Eligible Contract Debtor.

        (I) The Contract contains the original signature of the Contract Debtor and the Dealer.



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        (J) The Contract is the only unsatisfied original executed Contract for the purchase of the Financed Vehicle and accurately reflects all of the actual terms and conditions of the Contract Debtor's purchase of the Financed Vehicle.

        (K) Neither Borrower nor an Affiliate has made any agreement with the Contract Debtor to reduce the amount owed on the Contract.

        (L) Neither Borrower nor an Affiliate is required to perform any additional service for, or perform or incur any additional obligation to, the Contract Debtor in order for Borrower to enforce the Contract.

        (M) The Contract, at the time Borrower purchased it, materially complied with the Credit and Collection Policies; or the Lender approved any material deviation from the Credit and Collection Policies for that Contract in writing.

        (N) The Contract Debtor's obligations under the Contract are secured by a validly perfected first priority security interest in the Financed Vehicle in favor of Borrower or Lender as secured party.

        (O) The Contract has not been, nor is it designated to be, terminated, satisfied, canceled, subordinated or rescinded in whole or in part; nor has the Financed Vehicle been released, or designated for release, from the security interest granted by the Contract; and all of the holder's obligations under the Contract have been performed except those which arise subsequent to the delivery to Lender.

        (P) No provision of the Contract has been waived, extended, altered or modified in any respect except in accordance with the Credit and Collection Policies.

        (Q) The day of the month that Scheduled Payments are due has not been changed from the original Schedule of Payments except for no more than one change which did not change the due date in a manner such that there was more than a thirty (30) day period for which no Scheduled Payment was due.

        (R) No claims of rescission, setoff, counterclaim, defense or other material disputes have been asserted with respect to the Contract or Financed Vehicle.

        (S) There are no unsatisfied liens or claims for taxes, labor, materials, fines, confiscation, or replevin relating to the Contract or Financed Vehicle. There is no unsatisfied claim against the Contract Debtor based on the operation or use of the Financed Vehicle. All taxes due for the purchase, use and ownership of the Financed Vehicle have been paid. All taxes due on the transfer of the Contract to Borrower and Lender have been paid.

        (T) The Contract requires Required Contract Debtor Insurance and Borrower or CPS is a loss payee or insured under the Required Contract Debtor Insurance.

        (U) The Company has not repossessed the Vehicle or commenced a replevin action or other lawsuit against the Contract Debtor or Financed Vehicle.

        (V) The model year of the Financed Vehicle is not more than seven (7) years earlier than the model year in effect at the time the Contract is delivered to Lender.

        (W) The obligation of the original Contract Debtor has not been released or assumed by another Person unless the release or assumption was properly documented and the Lender consents in writing to it for purposes of the Contract being an Eligible Contract.

        (X) The Contract Debtor Documents exist.



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        (Y) Not more than two (2) Scheduled Payments are due and unpaid in whole or in part.

        (Z) The cash down payment has been paid in full by the Contract Debtor and not loaned to the Contract Debtor by Borrower or an Affiliate, and any trade-in has been delivered to the Dealer with an endorsed Certificate of Title.

        (AA) The Contract was purchased from a Dealer in the ordinary course of the Dealer's business within 60 days after the Contract Date.

        (BB) The first or second Scheduled Payments are not paid more than forty-five (45) days past the scheduled due date.

        (CC) The Amount Financed does not exceed one hundred fifty percent (150%) of the net cost or value if applicable, shown on the Dealer Invoice.

        (DD) The Amount Financed on the Contract Date does not exceed $30,000 and the Vehicle has no more than 85,000 miles on its odometer on the Contract Date.

        (EE) Not more than 360 days have elapsed since the date the Contract was pledged to Lender hereunder.

        (FF) On or before the date which is 120 days after the Contract Date, the original Certificate of Title or equivalent title documents issued by the relevant state motor vehicle authority, if applicable, shall have been delivered to the Lender.

        (GG) The inclusion of the Contract as an Eligible Contract will not cause (1) the average of the down payment ratios (down payment as % of the sales price of the Financed Vehicle) for the Pledged Contracts to be less than10%, (2) the average of the income ratios (Scheduled Payment as % of the Contract Debtor's monthly income) for the Pledged Contracts to exceed 20%, (3) the average of the debt ratios (total monthly debt, including the Contract, as a % of the Contract Debtor's monthly income) for the Pledged Contracts to exceed 45%, or (4) the number of Pledged Contracts approved under Borrower's Delta program plus the number of Pledged Contracts approved under Borrower's First Time Buyer program to exceed 15 % of the total number of Pledged Contracts.

        Event of Default: has the meaning provided in Section 15.0 of this Agreement.

        Final Maturity Date: means December 31, 1998 unless Borrower activates
Article IV in the CPS Secured Guaranty Agreement before December 31, 1998 in which case the Final Maturity Date means November 30, 1999.

        Financed Vehicle: means the new or used Motor Vehicle purchased by a Contract Debtor pursuant to a Contract, or any substituted vehicle which is properly documented and approved by Lender.

        Governmental Authority: means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

        Gross Balance: means, with respect to any Contract, an amount equal to the number of remaining Scheduled Payments multiplied by the amount of each Scheduled Payment minus any Prepayments or other payments applied to reduce the unpaid principal balance of such Contract.

        Indebtedness: means the Loan and all other amounts, including but not limited to interest, that Borrower owes Lender in connection with this Agreement.



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        Interest Coverage: means the sum of Borrower's year-to-date pre-tax income plus Borrower's year to date interest expense, compared to Borrower's year-do-date interest expense.

        LIBOR Rate: means the average of the "three month" London Interbank Offered Rates ("LIBOR") published in the Money Rates column of the Wall Street Journal during the calendar month immediately preceding the calendar month for which interest is being calculated, or published in such other publication as Lender may designate.

        List of Contracts: means the list delivered to Lender by Borrower with each Contract or group of Contracts which: (i) identifies each Contract being delivered by account number, the name of the Contract Debtor, the Gross Balance, and the year, make, model, and VIN of the Financed Vehicle, and (ii) shows the total number of Contracts and the total of the Gross Balances.

        Loan: means the outstanding principal amount of the Advances, plus all other amounts advanced, expended or applied by Lender under this Agreement to or for the benefit of Borrower or to perform or enforce Borrower's covenants in this Agreement.

        Loan Availability: means the amount by which the Borrowing Base exceeds the Loan.

        Loan Documents: means this Agreement, the Note, and the Supplemental Documentation.

        Lockbox: means the arrangement established by the Lender at a bank or financial institution for the receipt and identification of Remittances.

        Motor Vehicle: means a passenger motor vehicle, van, or light duty truck which is not manufactured for a particular commercial purpose and which can be registered for use on public highways and is not a "grey market" vehicle.

        Non-Utilization Fee: means the fee calculated by multiplying the Non-Utilization Rate times the amount by which $100,000,000 (one hundred million and no/100) exceeds the average balance of the Loan for the appropriate Accounting Period. If the Loan balance for any day is less than zero, such Loan balance shall be assumed to be positive for purposes of the average balance calculation.

        Non-Utilization Rate: means a monthly percentage rate equal to .02083% or an annual percentage rate equal to one quarter of one percent (.25%).

        Note: means the promissory note issued by Borrower to Lender substantially in the form of Exhibit A hereto.

        Optional Contract Debtor Insurance: any insurance, other than Required Contract Debtor Insurance which insures a Financed Vehicle or a Contract Debtor's obligations under a Contract, including but not limited to credit life, credit health, credit disability, unemployment insurance; and any service contract, mechanical breakdown coverage, warranty, or extended warranty for a Financed Vehicle.

        Person: means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (including, any instrumentality or division thereof).

        Pledged Contract: means any Contract owned on the Closing Date or in the future by Borrower unless it has been, to the extent allowed by this Agreement, pledged to a Person other than Lender or sold.

        Pre-Default Event: means an event which with the passage of time, the giving of notice, or both, would constitute an Event of Default if Lender gave any notice required by this Agreement for the event to be an Event of Default, or if the event continued past the end of any period specifically allowed by this Agreement for the event to continue before it becomes an Event of Default.



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        Prepayment: means, with respect to a Contract on any day of determination, the amount, if any, by which the Actual Payment exceeds the Scheduled Payment.

        Proceeds: means, with respect to any Collateral, whatever is receivable or received when such Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including returned premiums, with respect to any insurance relating to such Collateral.

        Records: means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by Borrower with respect to Receivables and the related Contract Debtors.

        Remittances: means all payments made with respect to Pledged Contracts, including, but not limited to, Scheduled Payments, full and partial prepayments, liquidation proceeds, insurance proceeds and refunds, late charges, fees (including but not limited to NSF fees and extension fees), and payments from Contract Rights Payors.

        Required Contract Debtor Insurance: means insurance for physical damage to, and theft or loss of, the Financed Vehicle, having a deductible no higher than $500 and providing coverage at least equal to the actual cash value of the Financed Vehicle.

        Rolling Average Delinquency: means the average of the Delinquency Measurements for any three consecutive Accounting Periods for Pledged Contracts; provided that, until the first three Accounting Periods have expired, the Rolling Average Delinquency shall be the average of the Delinquency Measurements for the Accounting Periods which have expired.

        Schedule of Payments: means the schedule of payments disclosed on a Contract.

        Scheduled Payment: means the periodic installment payment amount disclosed in the Schedule of Payments for the Contract.

        Skip Loss Investigation: means an investigation initiated by Borrower of the whereabouts of a Financed Vehicle or a Contract Debtor.

        Statement of Borrowing Base: means a statement issued by lender which contains the amount of the Borrowing Base, the amount of the Loan or Indebtedness, and either the amount available for Advances or the amount by which the Loan or Indebtedness exceeds the Borrowing Base.

        Supplemental Documentation: means all agreements, instruments, documents, certificates of title, financing statements, notices of assignment, Lists of Contracts, chattel mortgages, powers of attorney, subordination agreements, and other written matter necessary or reasonably requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral or to consummate the transactions contemplated by this Agreement.

        UCC: means the Uniform Commercial Code of the applicable state.

        Unearned Interest Amount: means, with respect to any Contract, the aggregate amount of the unearned interest on such Contract calculated in accordance with the constant yield method, as shown on the books of the Borrower.

        Year 2000 Compliant: means:

        (A) The operating systems for Borrower's computers, all software applications that run on Borrower's computers, all Borrower's facilities, machinery and equipment and Borrower's products and services (collectively, "Products and Services) accurately process, provide and or receive date/time data



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(including without limitation events and data in the twentieth and twenty-first centuries and the years 1999 and 2000) including leap year calculations, and

        (B) Neither the performance nor the functionality of Borrower, nor Borrower's supply of Products and Services will be affected adversely by dates/times prior to, on, after, or spanning January 1, 2000. In particular, but without limitations, the design and performance of the Products and Services shall include, without limitations, proper date/time data century recognition, proper recognition of April 9, 1999, September 9, 1999, December 31, 1999, January 1, 2000, January 3, 2000, January 10, 2000, January 31, 2000, February 29, 2000, March 31, 2000, October 31, 2000, January 1, 2001 and December 31,
2001, and proper recognition of Leap Years calculation, proper same century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that properly reflect the century, 1999 and 2000; and

        (C) No value for date/time will cause any error, interpretation, or decreased performance in or for such Products and Services; and

        (D) All manipulations of date and time related data (including but not limited to, calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times, including when used in combination with other products, services, and/or items; and

        (E) Date /time elements in interfaces and data storage will specify the century and date/time data so as to eliminate date ambiguity without human intervention, including Leap Year calculations/date, where any date is represented without a century, the correct century will be unambiguous for all manipulations involving that element; and

        (F) Authorizations codes, passwords, and purge functions shall operate normally and in the same manner in which they function with respect to expiration dates and CPU serial numbers; and

        (G) Neither Borrower's supply of Products and Services, Borrower's business, Borrower's operations nor Borrower's financial condition will be interrupted, delayed, decreased, or otherwise adversely affected by dates prior too, on, after, or spanning January 1, 2000."


        Section 1.1 Other Terms: All terms not defined in this Agreement shall, unless the context indicates otherwise, have the meanings provided in the UCC to the extent the same are defined therein.

        Section 1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles.

                        ARTICLE II - LOAN; GENERAL TERMS

        Section 2.0 Revolving Credit; Loan Amount. Subject to all of the terms and conditions of this Agreement, the Lender agrees to loan funds to Borrower against Eligible Contracts from time to time in a series of Advances during the term of this Agreement. Funds may be borrowed, repaid and reborrowed on a revolving basis subject to the terms and conditions set forth in this Agreement, provided that the Loan shall not at any time exceed the lesser of the Borrowing Base or $100,000,000. Borrower's obligation to pay the Loan is evidenced by this Agreement and the Note. Borrower is obligated to pay Lender as provided in this Agreement whether or not Borrower has executed a promissory note. Any promissory note executed by Borrower is adequate, but not required, proof of the Indebtedness when so used by Lender. The actual amount Borrower is obligated to pay Lender shall be determined by this Agreement and the records of Lender, regardless of the terms of any promissory note. Any promissory notes executed in connection with the Indebtedness need not be amended to reflect changes made to this Agreement. The records of Lender shall, absent manifest error, be conclusive evidence at any time as to the amount of the Loan, the interest due thereon, and all other amounts owed in connection with this Agreement.



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        Section 2.1 Loan Purpose. Borrower shall use the Advances for the legal and proper corporate working capital needs of Borrower.

        Section 2.2 Single Loan. All Advances by Lender to Borrower shall constitute one loan and all indebtedness and obligations of Borrower to Lender under the Loan Documents shall constitute an obligation secured by Lender's security interest in all of the Collateral.

        Section 2.3 General Interest Rate. Except as modified by Sections 2.5 and 15.1, the Loan shall bear interest, calculated daily on the basis of a 365-day year, at a per annum rate equal to three and one-half percent (3.50%) plus the LIBOR Rate.

        Section 2.4 Loan Term; Right to Terminate. Unless sooner terminated as hereinafter provided, this Agreement shall expire on the Commitment Termination Date. The prepayment in full of all Advances is a termination of this Agreement. In addition, if an Event of Default has occurred, Lender may without prior notice to Borrower, immediately terminate this Agreement. Notwithstanding termination of this Agreement, the Indebtedness shall be payable in accordance with this Agreement, and all rights and remedies granted to Lender hereunder or pursuant to applicable law shall continue until all obligations of Borrower to Lender have been fully paid and performed.

        Section 2.5 Maximum Lawful Rate.

        (A) Interest Rate. Notwithstanding any provision in this Agreement, or in any other document, if at any time before the payment in full of the Indebtedness, any of the rates of interest specified in this Agreement (the "Stated Rates") exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rates shall be less than the Maximum Lawful Rate, then, subject to (B) below, Borrower shall continue to pay interest at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rates been (but for the operation of this Section 2.5(A)) the interest rates payable; thereafter, the interest rates payable shall be the Stated Rates unless and until any of the Stated Rates shall again exceed the Maximum Lawful Rate, in which event this Section 2.5(A) shall again apply. In the event interest payable hereunder is calculated at the Maximum Lawful Rate, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

        (B) Amount of Interest. In no event shall the total interest contracted for, charged, received or owed pursuant to the terms of this Agreement exceed the amount which Lender may lawfully receive. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.5, shall make a final determination that Lender has received, charged, collected, or contracted for interest hereunder in excess of the amount which Lender could lawfully have, Lender shall, to the extent permitted by law, promptly apply such excess first to any interest due (calculated at the Maximum Lawful Rate if applicable) and not yet paid, then to the prepayment of principal, and any excess remaining thereafter and after application to any other amounts Borrower owes Lender shall be refunded to Borrower. In determining whether the interest exceeds the Maximum Lawful Rate or the maximum amount which Lender could lawfully have received, the total amount of interest shall, to the extent allowed by law, be spread over the term of the Loan. Any provisions of this Agreement regarding the time during which interest accrues on Advances are only elements of the formula for calculating interest on the total Loan and are not intended to cause interest to be applied to specific Advances for usury determination purposes.


                        ARTICLE III - LOAN DISBURSEMENTS

        Section 3.0 Loan - Borrowing Base. Provided that (i) there does not then exist an Event of Default or a Pre-Default Event, and (ii) Lender has not taken over all or some of the administration of the Contracts, Lender shall, upon written request of Borrower and subject to all of the terms and conditions of this Agreement, make Advances to Borrower pursuant to Section 3.2.

        Section 3.1 Eligible Contracts. No less frequently than every other Business Day, Borrower shall deliver to Lender all Eligible Contracts which Borrower owns and has not previously delivered to Lender. Along with the Contracts Borrower shall also deliver a List of Contracts. An Eligible Contract shall be included in the Borrowing Base only when and for so long as, in Lender's sole determination, each of the requirements in the definition of Eligible Contracts continues to be satisfied. If a Contract is determined by Lender to be, or is treated by Lender as, an Eligible Contract, Lender reserves the right to change its determination or treatment and to remove the Contract from the Borrowing Base if it later determines that the Contract is not or was not an Eligible Contract. A determination by Lender that a Contract is an Eligible Contract is not a waiver by Lender of, or an admission by Lender of the truth of, any of Borrower's representations and warranties in this Agreement. If Lender intentionally includes a Contract in the Borrowing Base even though the Contract does not satisfy all of the requirements for being an Eligible Contract, Lender does not waive the right to exclude any similar Contract delivered to Lender before or after the included Contract.

        Section 3.2 Procedure for Borrowing.

        (A) The first Advance shall not exceed the Borrowing Base. Subsequent Advances shall not be made more frequently than every other business day. Each subsequent Advance shall not exceed the Loan Availability determined at Lender's election either as of the day of the Advance request , the end of the most recent Accounting Period for which Lender has received the monthly reports required by Section 5.1 (C), or, as of such other date thereafter designated by Lender. Lender is not obligated to make an Advance if the amount available or requested is less than One Hundred Thousand Dollars ($100,000.00). Lender is not obligated to make an Advance unless Borrower provides Lender with sufficient information to calculate the Loan Availability. Lenders use of the information provided by Borrower to determine the amount available for Advances is not an admission by Lender as to the accuracy of the information, and Lender reserves the right to verify the information and redetermine the amount available for Advances.

        (B) Lender shall disburse each Advance requested by Borrower within one
(1) Business Day after receipt of Borrower's written request for the Advance. Lender shall disburse each Advance requested by Borrower by wire transfer to Borrower.


                          ARTICLE IV - LOANS: PAYMENTS

        Section 4.0 Payments by Borrower.

        (A) All payments by Borrower to Lender shall be in a form payable to Lender and shall be sent to: GE Capital, 540 W. Northwest Highway, Barrington, Illinois 60010 Attention: Manager - Asset Based Financing, or shall be sent to such other location that Lender notifies Borrower to send payments. Borrower shall make all payments to Lender by either an electronic fund transfer method acceptable to Lender or ACH (Automated Clearing House).

        (B) Whenever Lender shall notify Borrower, with a Statement of Borrowing Base or otherwise, that the Loan exceeds the Borrowing Base, Borrower shall within one (1) Business Day after receipt of such notice, either pay down the Loan by the amount of such excess, or, if Lender consents, deliver additional Eligible Contracts to Lender which are sufficient to increase the Borrowing Base above the Loan.

        (C) On the Commitment Termination Date, Borrower shall pay to Lender the entire Indebtedness. If there is an Event of Default, Borrower shall pay the entire Indebtedness on demand if the Indebtedness is accelerated pursuant to
Section 15.2.

        (D) Interest shall accrue on the Loan daily and be paid from the Remittances as provided in Section 4.2. If at the end of an Accounting Period there is more than one Business Day of accrued unpaid interest, Borrower shall pay the more-than-one-day accrued interest to Lender within one (1) Business Day after the end of the Accounting Period. Accrued interest shall not be added to the Loan balance and bear interest, unless the interest is past due and paid with an Advance requested by Borrower and approved by Lender; provided that, such an approval by Lender shall not constitute a waiver of the Event of Default consisting of the failure to pay the interest except to the extent provided in Section 16.9.

        (E) The payment of all elements of the Indebtedness not covered by the foregoing Subsections (B), (C), or (D) shall be payable by Borrower to Lender as and when provided in the Loan Documents, and, if not specified, then on demand.

        (F) Borrower has the right to prepay the Loan in full or in part at any time without penalty.

        (G) The Non-Utilization Fee shall be payable monthly in arrears within fifteen (15) days after the end of an Accounting Period for which a Non-Utilization Fee is due.

        (H) Borrower shall immediately pay to Lender the balance of any Advance for any Pledged Contract upon the sale or other disposition of such Pledged Contract.

        (I) Borrower shall have paid Lender a line fee of $250,000 on or before November 30, 1998.

        Section 4.1 Contract Payments. Borrower shall direct all Contract Debtors for Pledged Contracts to make, when paying by mail, all payments directly to the Lockbox. Borrower shall direct all Persons, other than Contract Debtors, who make payments to Borrower relating to Pledged Contracts, including but not limited to Contract Rights Payors, to make payment directly to the Lockbox. In the event Borrower receives any Remittances, Borrower shall, as soon as possible but no later than the next Business Day following receipt, deposit the remittances in kind in the Collection Account. Borrower shall hold Remittances in trust for Lender until delivery to Lender or deposit in the Collection Account. Borrower shall pay all expenses associated with the Lockbox.

        Section 4.2 Application of Payments. All Remittances received by Lender or the Collection Account shall be applied by Lender to the Indebtedness within two (2) Business Days after the Remittance has been credited to the Collection Account. No Remittance other than cash shall be treated as a final payment to Lender unless and until such item has actually been collected by the Collection Account and such collection has been finally credited to the Collection Account; provided, further, that if a Remittance applied to the Indebtedness is charged back to the Collection Account, Lender can retroactively remove the application of the Remittance to the Indebtedness and accrue any interest not accrued because of the application of the Remittance to the Indebtedness. Each Remittance applied by Lender to the Indebtedness shall be applied by Lender first to accrued interest and, if sufficient to pay accrued interest, any excess shall be applied then to the Loan, and, if sufficient to pay the accrued interest and the Loan, any excess shall then be applied to the remaining elements of the Indebtedness, if any, or, if not, Lender shall, if there is no Event of Default or Pre-Default Event, remit the same to Borrower within two Business Days; provided that, Lender reserves the right to use a different order of application if there is an Event of Default or Pre-Default Event or Lender has given prior written notice to Borrower of a different order. All Remittances received by the Collection Account or Lender may be applied to the Indebtedness even though no portion of the Indebtedness is otherwise then due and even though Lender has not sent Borrower a demand, notice or request for payment of the Indebtedness. Payments shall be deemed to be due by Borrower when received by Lender unless they are due sooner by the terms of the Loan Documents.

                       ARTICLE V - CONTRACT ADMINISTRATION

        Section 5.0 Lender Administration

        (A) Lender shall have no liability to Borrower with respect to Remittances received by Lender, the Lockbox, or the Collection Account, other than to: (i) apply the Remittances pursuant to Section 4.2 of this Agreement;
(ii) ensure that there is a provision in Lenders Agreement with the Lockbox Bank which requires the bank to routinely provide Borrower with a report of Remittances received by the Lockbox which itemizes the Remittances by Contract to the extent the Remittances contain sufficient identifying information; and
(iii) upon termination of this Agreement and Borrowers satisfaction of all of its obligations under this Agreement, to assign the Lockbox and its contents to Borrower. Lender shall have no liability to Borrower with respect to any interest or other earnings which are earned, or could have been earned, on the Remittances while they are in the Lockbox, the Collection Account, or otherwise.

        (B) Borrower shall transfer to Lender the U.S. Postal Service post office boxes used by Borrower for the receipt of Remittances processed by Borrower's service centers. Immediately after the U.S. Postal Service has recorded the post office boxes in the name of Lender, (i) the post office boxes shall be the Lockbox, and (ii) Lender shall designate Borrower (or employees of Borrower specified by Borrower) to the U.S. Postal Service as an authorized retriever of mail from the post office boxes subject to Lender's right to cancel such authorization. Lender shall not exercise its rights to cancel Borrower's authorization to retrieve mail from the Lockbox before Lender has the right (as described in Section 5.1(E)) to take over all or part of the administration that Borrower is required by this Agreement to perform. Until Lender exercises its right to take over all or part of the administration, Lender shall maintain a Collection Account near each of Borrower's service centers identified in Section 5.1(B).


        Section 5.1 Borrower Administration

        (A) Borrower shall perform all aspects of servicing, administering, collecting, liquidating, accounting for and managing (collectively, administering, administer, or administration) the Pledged Contracts it customarily performs and all aspects that are customarily performed by financial institutions in the administration of their motor vehicle installment contracts. Borrower shall provide such administration in a reasonable and prudent way that does not, in Lenders determination, adversely affect the value of the Collateral to Lender. Borrower shall provide such administration with at least the same standard of care used by large financial institutions in the administration of motor vehicle installment contracts. Lender shall be the sole determine as to whether such standard of care has been met. The administration provided by Borrower shall include but not be limited to all servicing currently provided by Borrower, and Financed Vehicle titling and lien perfection, customer service, insurance claim tracking and collection, insurance maintenance, Contract enforcement, Contract billing, payment processing, portfolio and Contract accounting, portfolio management, delinquency collection, repossession, foreclosure, resale, and maintaining current Contract Debtor and Financed Vehicle location information (name, address and phone number). Borrower shall maintain current, accurate, and complete records of activity and comments regarding collection, insurance, payments, and other material events. The records regarding collection, history, payments, Contract accounting, customer service notes, Contract Debtor names and addresses and Gross Balance shall be computerized. Borrower shall require Contract Debtors to maintain Required Contract Debtor Insurance in accordance with Borrowers existing procedures. Borrower shall administer and otherwise deal with the Contracts in compliance with all applicable laws. Borrower shall conduct foreclosure sales in a commercially reasonable manner and take the steps necessary to preserve the deficiency liability of the Contract Debtors.

        (B) Borrower shall administer the Pledged Contracts at its existing service centers in Irvine, California, and Chesapeake, Virginia or at such other locations that Borrower provides prior notice of to Lender and Lender approves for Contract administration.

        (C) Borrower shall furnish to Lender such reports in such form that Lender determines are necessary for it to track and monitor the Pledged Contracts, Remittances, Financed Vehicles, and insurance. Such reports shall include but not be limited to:

        REPORT                                          FREQUENCY
        -------                                         ---------
        Cash Report                                     Daily
        Discount Report Summary                         Monthly
        Trial Balance of Contracts                      Monthly
        Gross Delinquency Summary Report                Monthly
        Loans Paid Off This Month Report                Monthly
        Loans Charged-Off This Month Report             Monthly
        Delinquency Detail Report                       Monthly

The daily reports shall be provided to Lender no later than the next Business Day after the day covered by the report. The monthly reports shall be provided to Lender no later than fifteen (15) Business Days after the end of the month. Borrower shall deliver with the monthly reports a certificate of the chief financial officer of Borrower, in the form of Exhibit E and a covenant compliance certificate, certifying as to the completeness and accuracy of the reports provided pursuant to this Section 5.1(C). Borrower shall deliver to Lender, no later than the fifteenth (15th) Business Day following each Accounting Period, an up-to-date master file back-up tape in a form usable by Lenders computer of all Pledged Contract information for the Accounting Period relating to the Contract files which Borrower has placed on electronic media, including but not limited to, payment histories, contract accounting, Gross Balance, and Contract Debtor names and addresses.

        (D) Notwithstanding anything herein to the contrary, (i) Borrower shall remain liable under all Contracts, and any other contracts and agreements with Contact Rights Payors or otherwise included in or related to the Collateral, to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Lender of any rights under any of the Loan Documents shall not release Borrower from any of its duties or obligations under the Contracts, or the other contracts and agreements; and (iii) Lender shall not have any obligation or liability under the Contracts, or the other contracts and agreements, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or take any action to collect or enforce any rights thereunder.

        (E) Borrower shall administer the Contracts at its own expense. In the event there is an Event of Default or a Pre-Default Event, Lender may in Lenders or Borrowers name, take over all or part of the administration that Borrower is required by this Agreement to perform. If Lender takes over all or part of the administration, Borrower shall pay to Lender on demand all out-of-pocket costs incurred by Lender in the performance of Borrowers administration obligations, and Borrower shall pay Lender for the administration performed by Lender an administration fee (exclusive of out-of-pocket costs) established by Lender consistent with generally prevailing fees charged by servicers of Contracts of similar credit quality, and until so paid such costs and fee shall be part of the Loan.

        Section 5.2 Servicing Agreements. Borrower shall not enter into any agreements for the servicing (including origination or administration) of the Pledged Contracts other than servicing agreements with CPS which Lender has approved. Borrower shall not make any changes to servicing agreements approved by Lender unless Lender approves the changes. Borrower hereby assigns to Lender all of Borrower's rights regarding Pledged Contracts under servicing agreements for the Pledged Contracts. Borrower can continue to exercise such rights until an Event of Default, at which time they may only be exercised by Lender or with Lender's approval. Lender assumes no liabilities to Borrower or others with regard to the servicing agreements.


                     ARTICLE VI - COLLATERAL: GENERAL TERMS

        Section 6.0 Security Interest. To secure the prompt performance and payment in full when due, whether at stated maturity, by acceleration or otherwise of the Indebtedness and all of Borrower's existing and future obligations to Lender whether arising under or related to this Agreement or otherwise, Borrower hereby grants to Lender a continuing security interest in, and lien upon, all of Borrower's right, title and interest, whether now owned or existing or hereafter arising or acquired and regardless of where located in, and to, the following:

        Contracts; Contract Debtor Documents; Contract Rights; payments from Contract Debtor bank accounts; chattel paper; leases; installment sale contracts; installment loan contracts; payments from chattel paper obligors; security deposits; motor vehicles (including but not limited to cars, trucks and motorcycles); certificates of title; contract purchase discounts; accounts; general intangibles; security interests, collateral securing chattel paper; dealer agreements; dealer reserves and rate participation; rights of Borrower related to chattel paper, installment contracts, motor vehicles, and collateral securing chattel paper; documents; instruments; deposit accounts; electronic funds transfers; equipment; inventory; parts and accessories for motor vehicles; payments from account debtor bank accounts; reserve accounts; insurance policies, and benefits and rights under insurance policies, which Borrower is solely or jointly the owner of, insured under, the lienholder or loss payee under, or the beneficiary of; and all payments and property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender, or a bailee of Lender;

        accessions to, substitutions for and all replacements, products and proceeds of, any of the foregoing property;

        books and records (including, without limitation, financial statements, accounting records, customer lists, credit files, computer programs, print-outs and other computer materials and records) of Borrower pertaining to any of the foregoing property; and

        Borrower's rights under servicing agreements for the Pledged Contracts.

        Section 6.1 Disclosure of Security Interest. Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Lenders security interest in the Collateral. Borrower shall inform Lender of any potentially materially adverse information it receives concerning the Collateral or Lenders rights in the Collateral.

        Section 6.2 Additional Acts. Borrower shall perform all other acts requested by Lender for the purpose of perfecting, protecting, maintaining and enforcing Lenders security interest in the Collateral and the priority of such security interest. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Borrower, upon request of Lender shall either pay and or reimburse Lender for all costs, filing fees, and taxes associated with the perfection of Lenders security interest.

        Section 6.3 Inspection and Access. Lender and its agents shall have the rights, at any time, to (i) during Borrowers usual business hours, inspect the Collateral and the premises upon which any of the Collateral is located; (ii) during Borrowers usual business hours, inspect, audit and make copies or extracts from any of Borrowers records, computer systems, files, and books of account; (iii) during Borrowers usual business hours, monitor Borrowers performance of its obligations with respect to this Agreement; (iv) obtain information about Borrowers affairs and finances from any Person; and (v) verify, in Lenders name or in the name of Borrower, the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral including but not limited to verifying Contract information with Contract Debtors. Borrower shall, upon Lenders request from time to time, instruct its vendors, banking and other financial institutions and its accountants to make available to Lender and discuss with Lender such information and records as Lender may request. Borrower authorizes Lender, if requested by a Person other than a credit reporting agency and without request if the Person is a credit-reporting agency, to provide that Person with information about the Indebtedness, Collateral and Borrowers performance of this Agreement. As long as there is a Pre-Default Event, and after an Event of Default has occurred, all costs, fees and expenses thereafter incurred by Lender, or for which Lender becomes obligated, in connection with any inspection, audit, monitoring, or verification shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Loan. If Borrower maintains or stores any data with respect to Collateral on a computer system, Borrower shall upon request of Lender, at Lenders option, provide Lender with on-line access or deliver to Lender duplicate copies of the requested data in machine readable form acceptable to Lender along with a printout or other hard copy of such data. Borrower shall, on request of Lender, provide to Lender (at the location designated by Lender) the Contract Debtor Documents.

        Section 6.4 Right to Notify and Endorse. Borrower hereby irrevocably authorizes Lender to, at any time and in the name of Lender or Borrower, notify any or all Contract Debtors and Contract Rights Payors that Lender has a security interest in Contracts, Contract Rights, and other items of Collateral. Any such notice shall, at Lenders election, be signed by Borrower and may be sent on Borrowers stationery.

        Section 6.5 Lender Appointed Attorney-in-Fact. Borrower hereby irrevocable appoints Lender (and all Persons designated by Lender for that purpose) as Borrowers true and lawful attorney-in-fact to act in Borrowers place in Borrowers or Lenders name (i) to endorse Borrowers name on any Remittance;
(ii) to sign Borrowers name on any assignment or termination of a security interest in a Financed Vehicle, on any application for a Certificate of Title for a Financed Vehicle, or on any UCC financing statement related to Collateral, and on any other public records regarding the Collateral; and (iii) to send requests for verification to Contract Debtors. Borrower ratifies and approves all acts of Lender as Borrowers attorney-in-fact. Lender shall not, when acting as attorney-in-fact, be liable for any acts or omissions as or for any error of judgment or mistake of fact or law, except for actions taken in bad faith. This power, being coupled with an interest, is irrevocable until all payment and performance obligations of Borrower to Lender have been fully satisfied. Borrower shall upon request of Lender execute powers of attorney to separately evidence the foregoing powers granted to Lender. As long as there is a Pre-Default Event, and after an Event of Default has occurred, all costs, fees and expense thereafter incurred by Lender, or for which Lender becomes obligated, in connection with exercising any of the foreign powers shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Loan.

        Section 6.6 Change of Collateral, Location, Office or Structure. Borrower shall keep the Collateral, other than Collateral delivered to Lender and Financed Vehicles, at Borrower address in Section 16.1 or, subject to
Section 5.1(B), one of its service centers, and Borrower shall maintain Borrower address in Section 16.1 or, subject to Section 5.1(B), one of its service centers, as its principal place of business and chief executive office, unless Borrower gives Lender at least sixty (60) days' prior written notice of a change and before the change takes whatever action Lender requires to maintain the priority and perfection of its security interest in, and access to, the Collateral. Borrower shall not change its name, trade name, identity, corporate structure, or service center locations unless Borrower gives Lender at least sixty (60) days' prior written notice of a change and before the change takes whatever action Lender requires to maintain the priority and perfection of its security interest in, and access to the Collateral.

        Section 6.7 Lenders Payment of Claims Asserted against Borrower. Lender may, at any time, in its sole discretion and without obligation to do so and without waiving or releasing any obligation, liability or duty of Borrower under the Loan Documents or any Event of Default, pay, acquire or accept an assignment of any security interest, lien, claim or encumbrance asserted by any Person against the Collateral; provided that Lender shall first give Borrower written notice of its intent to do the same, and Borrower does not, within five (5) days of such notice, pay such claim and/or obtain to Lenders reasonable satisfaction the release of the security interest, liens, claims or encumbrances to which such notice relates. All sums paid by Lender in respect thereof and all costs, fees and expenses, including reasonable attorneys fees, court costs, expenses and other charges relating thereto, which are incurred by Lender on account thereof, shall be payable by Borrower to Lender on demand by Lender and until paid shall be part of the Loan.

        Section 6.8 Termination of Security Interest. Lenders security interest in the Collateral shall continue until performance and payment in full of all of Borrowers obligations to Lender in accordance with the terms of agreements creating such obligations; and if, at any time, all or part of a payment or transfer made by Borrower or any other Person and applied by Lender to Borrowers obligations to Lender is rescinded or otherwise must be returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower or such other Person), the security interest granted hereunder or under any other present or future agreement between Borrower and Lender, and all rights of Lender, shall be reinstated as to the obligations which were satisfied by the payment or transfer rescinded or returned, all as though such payment or transfer had not been made, and Borrower shall take the action requested by Lender to re-perfect all terminated security interests and to reinstate all satisfied obligations. Lender shall release its security interest in Contracts which are sold or pledged to other Persons in accordance with Section 14.8.

        Section 6.9 Return of Contract Delivery Documents. Lender shall return to Borrower within three (3) Business Days of Borrowers request any Contract Delivery Document originals for Contracts paid in full. In addition, provided that there is no Event of Default or Pre-Default Event and the removal of the Contract will not result in the Loan exceeding the Borrowing Base, Lender shall return Contract Delivery Document originals for other Contracts requested by Borrower for the time and to the extent necessary for Borrower to make corrections or to enforce the Contracts or the obligations of the Contracts Rights Payors. Whenever Borrower is in possession or control of Contract Delivery Documents for Contracts not paid in full, Borrower shall hold them in trust for Lender.



                       ARTICLE VII - COLLATERAL: CONTRACTS

        Section 7.0 Notice Regarding Contracts.

        (A) In the event any amounts due and owing in excess of Five Thousand Dollars ($5,000) on a Pledged Contract become disputed between the Contract Debtor and Borrower, or in the event a Contract Debtor for a Pledged Contract asserts a claim, offset, or defense, or in the event a Person other than Borrower or a Contract Debtor makes a claim of ownership or other interest in a Financed Vehicle or Contract, then Borrower shall provide Lender with written notice thereof within twenty (20) Business Days of learning of the same, explaining in detail the nature of the matter and the amount in controversy. Borrower shall promptly, but in no event later than forty (40) Business Days after learning thereof, inform Lender of all material adverse information relating to the financial condition of any Contract Debtor, or the value of any Pledged Contract or Financed Vehicle.

        (B) After an Eligible Contract is included in the Borrowing Base, in the event that Borrower becomes aware that one of the requirements in the definition of Eligible Contracts or one of the conditions in Section 9.1 are no longer being satisfied with respect to the Contract, Borrower shall provide Lender with written notice thereof within twenty (20) Business Days of Borrower becoming aware, explaining in detail the timing and reasons why the requirement or condition is not satisfied.

        (C) Upon request of Lender, Borrower shall to the extent authorized by law obtain current credit bureau reports on Contract Debtors.

              ARTICLE VIII - COLLATERAL: REMITTANCES AND INSURANCE

        Section 8.0 Assignment of Lien in Financed Vehicles. In addition to the security interest granted in Section 6.0, Borrower hereby assigns absolutely to Lender Borrowers rights of foreclosure as lienholder of the Financed Vehicles for Contracts delivered to Lender. This assignment is solely for the purpose of Lender foreclosing on the liens following an Event of Default. Until an Event of Default, Borrower has the right to foreclose on a Financed Vehicle. In the event Lender exercises the right to foreclose, Lender shall be the owner of the foreclosure sale proceeds and shall apply them to the Indebtedness.

        Section 8.1 Absolute Assignment of Remittances. In addition to the security interest granted in Section 6.0, Borrower hereby absolutely assigns to Lender Borrowers interest in and right to all Remittances arising on or after the date of this Agreement, and such Remittances shall be the property solely of Lender.

        Section 8.2 Insurance. In addition to the security interest granted in
Section 6.0, Borrower hereby assigns absolutely to Lender Borrowers right to refunds and benefits under Required Contract Debtor Insurance, and Optional Contract Debtor Insurance. In the event Lender uses this assignment to collect insurance benefits or refunds, Lender shall be the owner of the benefits and refunds and shall apply them to the Indebtedness.

                       ARTICLE IX - CONDITIONS TO LENDING

        Section 9.0 Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement is subject to the condition precedent that Lender shall have received on or before November 30, 1998 the following, in form and substance satisfactory to Lender:

        (A) With respect to Borrower:

                (i) the certificate or articles of incorporation of Borrower certified, as of a date no more than ten (10) days prior to November 30, 1998, by the Secretary of State of its state of incorporation;

                (ii) a good standing certificate, dated no more than ten (10) days prior to November 30, 1998, from the respective Secretary of State of its state of incorporation and each state in which Borrower is required to qualify, or represents that it is qualified, to do business;

                (iii) a certificate of the Secretary or Assistant Secretary of Borrower certifying as of November 30, 1998: (a) the names and true signatures of the officers authorized on its behalf to sign this Agreement, (b) a copy of Borrower's by-laws, and (c) a copy of the resolutions of the board of directors of Borrower approving this Agreement, the Related Documents to which it is a party and the transactions contemplated hereby and thereby;

        (B) an Officer's Certificate in the form of Exhibit B hereto; and

        (C) the Note shall have been duly executed in the form of Exhibit A and delivered by Borrower to Lender and shall be in full force and effect.

        (D) Any necessary third party (including any Governmental Authority) consents to the closing of the transactions contemplated by this Agreement on behalf of Borrower hereby, in form and substance satisfactory to the Lender;

        (E) INTENTIONALLY LEFT BLANK


        (F) An opinion of Borrowers counsel dated as of the Closing Date in the form of Exhibit C;

        (G) A copy of a letter delivered by Borrower to its independent accountants instructing them to disclose to Lender any and all financial statements and other information of any kind relating to Borrowers business, financial condition and other affairs that Lender may request;

        (H) An assignment of Borrower's rights to the payments from Contract Debtor bank accounts;

        (I) An executed certificate in the form of Exhibit D and in the form of Exhibit E attached hereto executed by the Chief Financial Officer of Borrower;

        (J) Landlord lien waivers in the form of Exhibit F attached hereto which shall be provided to Lender within sixty (60) days following the date of this Agreement;

        (K) Evidence that properly executed financing statements for the Collateral in the form of Exhibit G have been filed with all appropriate filing officers;

        (L) An assignment of Insurance Interests in the form of Exhibit H duly executed by Borrower;

        (M) An executed power of attorney in the form of Exhibit I attached hereto; and

        (N) Such other approvals, consents, opinions, documents and instruments, as Lender may reasonably request.

        (O) CPS shall have unconditionally guarantied the obligations of Borrower to Lender and not be in default of its guaranty agreement.

        Section 9.1 Conditions to Each Advance. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, Lender shall not be obligated to make any Advances (including the initial Advance) unless at the time of the Advance, all of the following conditions shall, in Lenders sole determination, be satisfied:

        (A) For each Eligible Contract, Borrower shall have included the Eligible Contract on a List of Contracts delivered to Lender and shall have delivered to Lender the Contract Delivery Documents; except that, if the Contract date is less than one hundred twenty (120) days before the date the Contract is delivered to Lender and a Certificate of Title has not been issued and Borrower has provided Lender with adequate proof that a Certificate of Title has been applied for, then the Certificate of Title must be delivered to Lender within one hundred twenty (120) days of the Contract date;

        (B) All of the representations and warranties of Borrower in all of the Loan Documents shall be true and correct on and as of the date of such Advance as though they were made on and as of such date and Borrower shall have performed all of its obligations contained in the Loan Documents required to be performed as of such date;

        (C) The making of the advance will not constitute an Event of Default or Pre-Default Event;

        (D) There shall have been no material adverse change in the condition (financial or otherwise), business, operations, results of operations or properties of Borrower since the preceding Advance;

        (E) INTENTIONALLY LEFT BLANK;

        (F) No claim has been asserted or proceeding commenced challenging this Agreement or Lenders rights under this Agreement, and no claim has been asserted which if true would be a breach of a representation and warranty in the Loan Documents;

        (G) No vendor or creditor of Borrower has provided adverse credit information about Borrower to Lender;

        (H) No event of Default shall have occurred, and no Pre-Default Event shall have occurred and still be in existence;

        (I) Lender has a first priority perfected security interest in the Collateral except to the extent otherwise allowed by this Agreement or Lender in writing;

        (J) An event has not occurred which entitles Lender pursuant to Section 5.1(E) to take over administration of the Contracts;

        (K) Lenders most recent inspection of the Collateral or Borrowers records or operations has been satisfactory to Lender;

        (L) The Commitment Termination Date shall not have occurred;

        (M) Before and after giving effect to such borrowing and to the application of proceeds therefrom, there exists Loan Availability;

        (N) Each Pledged Contract submitted by Borrower for computation of the Borrowing Base is an Eligible Contract;

        (O) Borrower shall have provided such additional information and documentation as Lender may reasonably request; and

        (P) None of the actions taken or documents executed to satisfy the conditions in Section 9.0 have been revoked, rescinded, terminated, or canceled without Lenders prior consent.

The acceptance by Borrower of each Advance shall be deemed to constitute a representation and warranty by Borrower that, to the best of Borrower's knowledge and belief, the conditions in this Section are satisfied.


             ARTICLE X - REPRESENTATIONS AND WARRANTIES OF BORROWER

        Section 10.0 Representations of Borrower. Borrower hereby makes the following representations and warranties. The representations and warranties are made as of the execution and delivery of the Agreement, and each time Borrower delivers Contracts to Lender or requests an Advance the representations and warranties are deemed to be made again at that time. Lenders knowledge of any breach of the representations and warranties contained herein shall not void any of the representations or warranties or affect Lenders rights with respect to the breach.

        (A) Organization, Good Standing, Name, and Location. Borrower is duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business, and, at all relevant times, has the power, authority and legal right to acquire, own, and pledge the Pledged Contracts. Borrower has, and is in good standing under, and is in compliance with, all governmental approvals, licenses, permits, certificates, inspections, consents and franchises necessary to conduct its business, to enter into and perform this Agreement, and to own and operate its business. Principal place of Borrower's business and chief executive office is set forth in Section 16.1.

        (B) Due Qualifications. Borrower has, and is in good standing under, all licenses, permits, and approvals in all jurisdictions which are required for Borrowers initial acquisition of the Pledged Contracts and for Borrowers performance of this Agreement.

        (C) Power and Authority. Borrower has the power and authority to execute this Agreement and carry out its terms, and the execution and performance of the Agreement have been duly authorized by all necessary corporate action; and the execution, delivery and performance of the Agreement has been duly authorized by Borrower by all necessary corporation action. The execution and performance of this Agreement by Borrower does not require the consent or approval of any Person.

        (D) Valid and Binding Obligations. The Agreement constitutes a valid loan obligation of Borrower and a valid granting of a security interest in the Collateral to Lender, enforceable against creditors of and purchasers from Borrower; and is a legal, valid and binding obligation of Borrower enforceable in accordance with its terms. Borrower's use of the Advances is a legal and proper corporate use. Borrower has not used Advances to give any preference to any creditor or to make a fraudulent transfer.

        (E) No Violation. The execution and performance of this Agreement by Borrower does not conflict with, result in any breach of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of Borrower, or any indenture, instrument, agreement, law, or court order by which it is bound; nor does it result in the creation or imposition of any lien upon any of Borrower's properties.

        (F) No Proceedings. There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Borrower or its properties, which (i) assert the invalidity of the Agreement, (ii) seek to prevent the consummation of any of the transactions contemplated by the Agreement, (iii) seek any determination or ruling that, if determined adversely to Borrower, would materially and adversely affect the performance by Borrower of its respective obligations under, or the validity or enforceability of, the Agreement.

        (G) Collateral. Borrower has good, indefeasible, sole and marketable ownership of the Collateral, and the Collateral is, except for those liens to be released by existing lenders in satisfaction of Section 9.1 and those liens expressly allowed or created by this Agreement, free and clear of all liens, claims, charges, defenses, counterclaims, offsets, encumbrances and security interests of any kind or nature whatsoever. The security interests granted to Lender pursuant hereto are perfected first priority security interests (other than those expressly allowed or created by this Agreement) in and to the Collateral, assuming delivery to Lender of any Collateral as to which possession is the only method of perfecting a security interest and assuming the filing of a UCC financing statement with the collateral description with the office of Secretary of State of California; and no claim of ownership or other interest has been asserted which would be a breach of this Section 10.0(g).

        (H) Taxes. All required federal, state and local tax returns of Borrower have been accurately prepared and duly and timely filed (within the initial or extended time period allowed therefor) and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. Borrower has not been delinquent in the payment of any tax, assessment or other governmental charge which could adversely affect in any way the Collateral.

        (I) Brokers. No person has, or as a result of the transactions contemplated hereby will have by reason of any Borrower conduct or any agreement to which Borrower is a party, any right, interest or claim against Borrower, Lender or the Collateral for any commission, fee or other compensation as a finder or broker or in any similar capacity.

        (J) Status and Condition. Borrower is solvent, in stable financial condition with a positive net worth and is able to and does pay its liabilities as they mature. This transaction will not leave Borrower with remaining assets which are unreasonably small compared to its ongoing operations. Borrower is in compliance with Section 13.6. Borrower has capital sufficient to carry on its business and transactions as now carried on and as planned for the future, including but not limited to the transactions contemplated by this Agreement. No action, investigation, audit, claim or proceeding is now pending or threatened against Borrower before any court, board, commission, agency or instrumentality of any Federal, state or local government or of any agency or any subdivision thereof, or before any arbitrator or panel of arbitrators, nor to the knowledge of Borrower, does a state of facts exist which might give rise to such proceedings, with respect to any matter which if adversely determined could affect the Collateral, impair the ability of Borrower to perform its obligations in the Loan Documents, Lender's rights under the Loan Documents, or materially and adversely affect the financial condition or business of Borrower. Borrower is not a party to any labor dispute or any labor contract. Borrower is not, and has not received any notice alleging that it is, in violation of any statute, regulation, rule or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof. Borrower is not in default with respect to any indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to the borrowing of monies, or any contract or other instrument relating to the transactions contemplated by this Agreement or which is material to its business, prospects, operations or financial condition.

        (K) Disclosure. There is no fact known to Borrower which Borrower has not disclosed to Lender in writing with respect to the Collateral or the assets, liabilities, financial condition or activities of Borrower or its Affiliates which would or may be likely to have a material adverse effect upon the Collateral or Borrower's ability to perform its obligations under the Agreement. All information and documents prepared by Borrower and provided to Lender at any time are true and accurate at the time of delivery. Borrower has no knowledge that any information or documents, not prepared by Borrower but delivered by Borrower to Lender were not true and accurate at the time of delivery.

        (L) Articles of Incorporation and Certificates of Good Standing. The Articles of Incorporation of Borrower received by Lender pursuant to Section 9.0 have not been modified. Borrower has not taken or allowed any action which would result in it not being in good standing. Borrower has not received notice of any actual or threatened action to revoke its articles of incorporation or good standing.

        (M) Financial Statements. All financial statements of Borrower or Affiliates delivered to Lender fairly present the assets, liabilities and financial condition and income as of the dates thereof. There are no material omissions from the financial statements and there has been no adverse change in the assets, liabilities or financial condition since the date of the most recently delivered financial statements. There exists no equity or long-term investments in, or outstanding advances to, or guaranties of, any Person except such equity, investment, advances or guaranties disclosed in the financial statements. The financial statements accurately disclose all transactions with Affiliates.

        (N) Conditions. Each time Borrower requests an Advance, the Conditions in Section 9.1 have been met.

        (O) Characteristics of Contracts. Each Pledged Contract delivered to Lender as an Eligible Contract meets all of the requirements listed in the definition of Eligible Contract, except that Borrower makes no representation or warranty as to whether (i) the Contract meets such requirements to Lender's satisfaction, or (ii) the Contract presents a credit, collateral, or documentation risk unacceptable to Lender. No selection procedures adverse to Lender have been utilized in selecting the Eligible Contracts delivered to Lender.


              ARTICLE XI - REPRESENTATIONS AND WARRANTIES OF LENDER

        Section 11.0 Representations of Lender. Lender hereby makes the following representations and warranties:

        (A) Due Organization. Lender is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York, and has the power to own its assets and to transact the business in which it is presently engaged with regard to this Agreement;

        (B) Requisite Power. Lender has the power to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

        (C) Binding Agreement. This Agreement has been duly executed and delivered by Lender and constitutes the legal, valid and binding obligation of Lender, enforceable in accordance with its terms.



                      ARTICLE XII - INDEMNITIES OF BORROWER

        Section 12.0 Indemnity. Borrower shall indemnify and hold Lender harmless from any and all losses, claims, damages, costs, good faith settlements, expenses, taxes, reasonable attorneys' fees or other liabilities, including but not limited to costs of investigation, litigation fees and expenses, and costs in successfully asserting the right to indemnification hereunder (collectively, "Lossee") incurred by Lender at any time and pertaining to (i) facts which are, or allegations which if true would be, a breach of any representation, warranty, obligation, agreement or covenant of Borrower contained in the Loan Documents, or (ii) Lender entering into the Loan Documents or making Advances or handling Remittances or administering Pledged Contracts,
(iii) an Event of Default or a Pre-Default Event, or (iv) activities, operations or conduct of Borrower or its Affiliates.


                      ARTICLE XIII - AFFIRMATIVE COVENANTS

        The following covenants shall remain in effect until the full payment and performance of all of the obligations of Borrower to Lender:

        Section 13.0 Financing Statements. At the request of Lender, Borrower shall execute such financing statements as Lender determines may be required by law to perfect, maintain and protect the interest of Lender in the Collateral and in the proceeds thereof.

        Section 13.1 Books and Records. Borrower shall maintain accurate and complete books and records with respect to the Collateral and Borrower's business. All accounting books and records shall be maintained in accordance with generally accepted accounting principles consistently applied.

        Section 13.2 Payment of Fees and Expenses. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower, or any other Person on behalf of Borrower, by Lender of Advances pursuant to this Agreement and (ii) the return of payments deposited for collection by Lender, including but not limited to payments by Borrower and payments by Contract Debtors.

        Section 13.3 Continuity of Business and Compliance With Agreement. Borrower shall continue in business in a prudent, reasonable and lawful manner with all necessary licenses, permits, and qualifications necessary to perform this Agreement. Borrower shall regularly and properly train its employees to comply with all applicable laws governing the administration and purchase of Contracts. Borrower shall take the steps necessary for the representations and warranties in Article X to be true at all times. In the event that Borrower learns that a representation and warranty in Article X is no longer true, it shall notify Lender within twenty (20) Business Days after learning thereof.

        Section 13.4 Financial Statements and Access to Records. Borrower shall provide Lender with quarterly consolidated audited or unaudited financial statements of Borrower and its consolidated Subsidiaries within 45 days of the end of each of Borrower's fiscal quarters, and with audited consolidated annual financial statements within one hundred and twenty (120) days of Borrower's fiscal year-end audited by an independent certified public accounting firm acceptable to Lender. Upon request of Lender, Borrower shall provide Lender with unaudited (or audited if Borrower so chooses) monthly financial statements. Borrower shall deliver to Lender with each financial statement a certificate by the chief financial officer of Borrower verifying the accuracy and completeness of such statement.

        Section 13.5 Subsequent Actions. At the request of Lender, Borrower shall execute and deliver to Lender after execution of this Agreement such documents or take such action as Lender deems necessary to carry out the Agreement.

        Section 13.6 Financial Condition. Borrower shall notify Lender in writing, promptly upon its learning thereof of any material adverse change in the financial condition of Borrower. Section 13.7 Litigation Matters. Borrower shall notify Lender in writing, promptly upon its learning thereof, of any litigation, arbitration or administrative proceeding which may materially and adversely affect the operations, financial condition or business of Borrower or its ability to perform this Agreement or which in any way involve Lender's security interest in the Collateral or other rights under the Loan Documents.

        Section 13.8 Value of Collateral. If in Lender's judgment the Collateral has materially decreased in value, other than the ordinary depreciation of Financed Vehicles, Borrower shall either provide enough additional Collateral to satisfy Lender or Borrower shall reduce the Loan by an amount sufficient to satisfy Lender.

        Section 13.9 Payment of Obligations. Borrower shall pay and perform, as and when due, all of its obligations, including, without limitation, all of its obligations to Lender.

        Section 13.10 Insurance. Borrower shall maintain customary amounts of insurance covering, without limitation, fire, theft, burglary, public liability, property damage, product liability, workers' compensation, and liability arising from the collection of Contracts and sale of motor vehicles. Borrower shall pay all insurance premiums payable for such coverage and shall upon request of Lender deliver a copy of the policies of such insurance to Lender, together with evidence of payment of all premiums therefor.


        Section 13.11 Certificates of Title. Borrower shall promptly apply for and obtain Certificates of Title for all Financed Vehicles. Borrower shall promptly deliver to Lender all Certificates of Title it receives for Financed Vehicles for Pledged Contracts.

        Section 13.12 Interest Rate Spread. If at any time the differential between Borrower's gross yield (including the impact of any discount retained by Borrower) on Borrower's portfolio of Contracts and the applicable rate of interest hereunder is less than seven and one-half (7.5%), Lender may in its sole discretion cease making Advances to Borrower hereunder.

        Section 13.13 Year 2000 Compliance. On and after March 31, 1999, Borrower shall be Year 2000 Compliant.


                        ARTICLE XIV - NEGATIVE COVENANTS

        Borrower covenants and agrees that hereafter, without Lender's prior written consent, which Lender may or may not give, in its sole discretion, until all of Borrower's obligations to Lender with respect to this Agreement are performed and paid in full:

        Section 14.0 Mergers, Etc. Borrower shall not merge with, consolidate with, acquire or otherwise combine with any Person, transfer any division or segment of its operations to any Person or form any subsidiary.

        Section 14.1 Investments. Borrower shall not make any investment in any Person through the direct or indirect holding of securities or otherwise.

        Section 14.2 Dividends. Borrower shall not declare or pay dividends except in accordance with all applicable laws and in no event to any Person other than CPS.

        Section 14.3 Loans and Advances. Except for routine and customary salary advances, Borrower shall not make any unsecured loans or other advances of money to officers, directors, employees, stockholders or Affiliates in excess of Twenty Thousand Dollars ($20,000.00) in the aggregate. Borrower shall not incur any long term or working capital debt (other than the Indebtedness) secured by Contracts.

        Section 14.4 INTENTIONALLY LEFT BLANK

        Section 14.5 Transactions with Affiliate. Borrower shall not enter into, or be a party to, any transaction with any Affiliate, or stockholder of Borrower, except, consistent with Borrower's practice before entering into this Agreement, in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Lender than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower.

        Section 14.6 Adverse Transactions. Borrower shall not enter into any transaction which adversely affects the Collateral or Borrower's ability to perform this Agreement or Lender's rights under the Loan Documents; or permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Pledged Contract, including any of the terms thereof or the amounts due thereunder except for customary payment extensions of Pledged Contracts done in accordance with Borrower's policies and routines in existence on the Closing Date, no more frequently than once every twelve (12) months for a period of no more than three
(3) months.

        Section 14.7 Guaranties. Borrower shall not guaranty or otherwise in any way, become liable with respect to the obligations or liabilities of any other Person except (i) the Affiliates' obligations to Lender and (ii) by customary endorsement of instruments or items of payment for deposit to the general account of Borrower or for delivery to Lender.

        Section 14.8 Collateral. Except as otherwise expressly permitted in the Loan Documents, Borrower shall not convey or allow any ownership, security, or other, interest in the Collateral other than Borrower's ownership interest and Lender's security interest. Borrower shall not interfere with or countermand Lender's instructions to any Person to send Remittances to the Lockbox, the Collection Account or Lender. Borrower can sell or pledge Contracts which are not Eligible Contracts provided that the sale or loan proceeds are delivered to Lender for application to the Indebtedness. Borrower can grant purchase money security interests in its equipment to Persons other than Lender. Borrower can lease as lessee, equipment it uses.

        Section 14.9 INTENTIONALLY LEFT BLANK


                         ARTICLE XV - EVENTS OF DEFAULT

        Section 15.0 Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary or caused by operation of law) which is not waived in writing by Lender or cured as provided in Section 15.7 to the extent Section 15.7 applies:

        (A) A breach by Borrower of any representation, warranty or obligation contained herein or in the other Loan Documents or in any other agreement with Lender.

        (B) A breach by Borrower or an Affiliate of any representation, warranty, or obligation contained in any other agreement with Lender.

        (C) The Collateral or any other of Borrower's or an Affiliate's assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not dissolved within thirty (30) days thereafter; and application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for the Collateral or any other of Borrower's or an Affiliate's assets and the same is not dismissed within thirty (30) days after the application therefor; or Borrower or an Affiliate shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

        (D) An application is made by Borrower or an Affiliate for the appointment of a receiver, trustee or custodian for the Collateral or any other of Borrower's or an Affiliate's assets; a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation shall be filed by Borrower or an Affiliate; Borrower or an Affiliate shall make an assignment for the benefit of its creditors or any case or proceeding is filed by Borrower, or an Affiliate for its dissolution, liquidation, or termination; Borrower ceases to conduct its Contract purchase and servicing business.

        (E) Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, or a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation is filed against Borrower or an Affiliate, or any case or proceeding is filed against Borrower or an Affiliate for its dissolution or liquidation, and such injunction, restraint, petition, case or proceeding is not dismissed within thirty (30) days after the entry or filing thereof.

        (F) A notice of lien, levy or assessment, with respect to an obligation of $5,000 or more, is filed of record with respect to all or any of Borrower's or an Affiliate's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency and it is not released within thirty (30) days after the filing; or if any taxes or debts become a lien or encumbrance upon the Collateral or any other of Borrower's assets, and the same is not released within thirty (30) days after the same becomes a lien or encumbrance.

        (G) Borrower or an Affiliate becomes insolvent or admits in writing to its inability to pay its debts as they mature.

        (H) An event has occurred which entitles Lender pursuant to Section 5.1(E) to take over administration of the Contracts.

        (I) There occurs or exists any situation which leads Lender to believe, in good faith, that Borrower may not, or may be unable to, pay in the normal course one or more payment obligations to Lender, and Lender has given Borrower at least ten (10) days' notice thereof.

        (J) A financial statement of Borrower or an Affiliate reveals that its financial condition has materially adversely deteriorated after the execution of this Agreement.

        (K) An audited financial statement of Borrower is not unqualified.

        (L) The Rolling Average Delinquency exceeds 3.0%.

        (M) The Average Charged-Off Losses exceeds 0.55%.

        (N) Any other event occurs which will, in Lender's reasonable opinion, have a material adverse effect on the Collateral, Lender's rights under the Loan Agreements, or on Borrower's financial or business condition, operations or prospects, including, without limitation, any change in the due diligence procedures used by Borrower to qualify Contract Debtors for Contracts, and Lender has given Borrower at least ten (10) days' notice thereof.

        (O) INTENTIONALLY LEFT BLANK

        (P) Borrower or any Affiliate is in default of its obligations under any transaction involving the securitization of Contracts.

        (A) INTENTIONALLY LEFT BLANK

        (B) A default by CPS of any of its obligations under the Secured Guaranty Agreement pursuant to which CPS, among other obligations, guarantied the Borrower's payment of the Indebtedness to Lender.

        Section 15.1 Default Rate of Interest. Upon and after an Event of Default and subject to Section 2.5, Borrower's obligations to Lender shall continue to bear interest, calculated daily on the basis of a 365-day year at the per annum rate set forth in Section 2.3, plus additional post-default interest of one percent (1%) per annum until paid in full.

        Section 15.2 Lender's Remedies. Whenever a Pre-Default Event exists and whenever Lender is entitled to take over Contract administration, Lender may without prior notice immediately suspend making Advances. Upon and after an Event of Default, Lender shall have the following rights and remedies. The rights and remedies shall be cumulative, and none exclusive, except to the extent required by law. Lender's exercise of any right, remedy, or attorney-in-fact appointment shall not relieve Borrower of any of its obligations to Lender.

        (A) The right, at Lender's discretion and without notice to Borrower,
(i) to immediately cease further Advances and/or terminate this Agreement, and
(ii) to declare Borrower's obligations to Lender immediately due and payable, whereupon Borrower's obligations shall become and be due and payable, without presentment, demand, protest or further notice or process of any kind, all of which are expressly waived by Borrower. Borrower's obligations to Lender shall be immediately due and payable without declaration by Lender if the Event of Default consists of a petition filed under the Bankruptcy Code or any similar federal or state law.

        (B) All of the rights and remedies of a secured party under the UCC and other applicable laws, including the right to appoint a receiver.

        (C) The right at any time to (i) enter through self-help and without judicial process, upon the premises of Borrower without any obligation to pay rent to Borrower or to enter any other place or places where the Collateral is located and kept, and remove the Collateral or remain on and use the premises for the purpose of collecting or disposing of the Collateral, and (ii) require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender.

        (D) The right to sell or otherwise dispose of all or any of the Collateral at public or private sale, as Lender in its sole discretion may deem advisable, with such notice as may be required by law; and such sales may be adjourned from time to time with or without notice. Lender shall have the right to conduct such sales on the premises of Borrower without charge for such time and Collateral as Lender may see fit. Lender is hereby granted a license or other applicable right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit for this purpose. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the collateral at public, or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against Borrower's obligations to Lender. Without excluding other methods of disposition which may be commercially reasonable, it shall be a commercially reasonable disposition of the Pledged Contracts and Contract Rights for Lender to collect and enforce the Contracts and Contract Rights in a manner similar to its collection and enforcement of contracts and Contract Rights for its own account or for the account of other Persons. If any deficiency shall arise from the disposition of Collateral, Borrower shall remain liable to Lender therefor.

        (E) The right at any time and from time to time thereafter, at Lender's sole discretion and without notice to Borrower, (i) to enforce payment of the Contract Debtor's and Contract Rights Payor's obligations, and to collect and foreclose, by legal proceedings or otherwise, the Collateral in the name of Lender or Borrower and (ii) to take control, in any manner, of any item of payment for or proceeds of the Collateral. Lender is not obligated to pursue the Collateral or any other Person in order to enforce Borrower's obligations to Lender.

        (F) The right to take over in Lender's or Borrower's name all or part of the administration of the Contracts.

        (G) The right to carry out the actions within the scope of Borrower's appointment of Lender as attorney-in-fact.

        (H) The right to offset or apply the funds in the Collection Account.

        Section 15.3 Injunctive Relief. Borrower recognizes that if there is an Event of Default then, depending on the nature of the Event of Default, it may be that no remedy at law will provide complete or adequate relief to Lender, and Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. The injunctive relief shall not be a waiver of Lender's rights to other relief and remedies.

        Section 15.4 Notice. Any notice required to be given by Lender of a sale, lease, or other disposition of the Collateral which is given pursuant to
Section 16.1 at least five (5) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower. Notice of less duration shall not be presumed to be commercially unreasonable or unfair.

        Section 15.5 Appointment of Lender as Borrower's Lawful Attorney. Borrower irrevocably appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact to act in its name, place and stead and at its expense to: (i) demand payment of the Pledged Contracts, other Collateral consisting of payment obligations and Contract Rights; (ii) enforce payment of the Pledged Contracts, other Collateral consisting of payment obligations and Contract Rights, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection and enforcement of the Pledged Contracts, other Collateral consisting of payment obligations, and Contract Rights; (iv) settle, adjust, compromise, discharge, release, extend or renew the Pledged Contracts, other Collateral consisting of payment obligations, and Contract Rights; (v) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vi) take control, in any manner, of any item of payment or proceeds with respect to the Collateral; (vii) prepare, file and sign Borrower's name on any proof of claim in Bankruptcy or similar document against any Contract Debtor or Contract Rights Payor; (ix) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the

Collateral; (x) do all acts and things necessary, in Lender's sole discretion, to exercise Lender's rights granted in or referred to in Section 15.2 of this Agreement; (xi) endorse the name of Borrower upon any item of payment or proceeds consisting of or relating to the Collateral and deposit the same in the account of Lender for application to the Indebtedness; (xii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the collateral to which Borrower has access; (xiii) open Borrower's mail to collect Collateral and direct the Post Office to deliver Borrower's mail to an address designated by Lender; and (xiv) do all things necessary to carry out and enforce this Agreement which Borrower has failed to do. Borrower ratifies and approves all acts of Lender as Borrower's attorney-in-fact. Lender shall not, when acting as attorney-in-fact, be liable for any acts or omissions as or for any error of judgment or mistake of fact or law, except for actions taken in bad faith. This power, being coupled with an interest, is irrevocable until all payment and performance obligations of Borrower to Lender have been fully satisfied. Borrower shall upon request of Lender execute powers of attorney to separately evidence the foregoing powers granted to Lender. All costs, fees and expenses incurred by Lender, or for which Lender becomes obligated, in connection with exercising any of the foregoing powers shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Loan.

        Section 15.6 Lender's Default. In the event of any default of the Loan Documents by Lender or any claim by Borrower related to the Loan Documents, Borrower's sole and exclusive remedy against Lender shall be a cause of action sounding in contract with damages limited to actual and direct damages incurred. Lender shall in no event be liable for ordinary negligence, delay in performance or any consequential, special, punitive, incidental or indirect damages, including without limitation, loss of profit or goodwill. Lender shall in no event be liable for any loss or damage directly or indirectly resulting from the furnishing of services or reports under this Agreement. With respect to any goods and services provided by Lender, LENDER MAKES NO WARRANTIES, whether express or implied, including, without limitation, implied WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Borrower shall have no cause of action against Lender for a default of the Loan Documents unless Borrower first notices Lender of the default and allows Lender a reasonable time of at least thirty (30) Business Days to cure the default and Lender fails to cure the default.

        Section 15.7 Borrower's Right to Cure. In the event of an unintentional Pre-Default Event by Borrower with respect to payment obligations or the delivery of Contract Delivery Documents or Remittances, Borrower shall have three (3) Business Days to cure the Pre-Default Event before Lender exercises its right to sue Borrower or repossess the Collateral. In the event of any other type of unintentional default by Borrower (but not including a default by CPS under its Secured Guaranty Agreement with Lender), Borrower shall have thirty
(30) calendar days to cure the default before Lender exercises its right to sue Borrower or repossess the Collateral. Regardless of whether Borrower cures a default, Lender shall be entitled to indemnification pursuant to Article XII with respect to any Losses arising from claims asserted against Lender.


                   ARTICLE XVI - GENERAL TERMS AND CONDITIONS

        Section 16.0 This Agreement shall be governed and construed in accordance with the laws of the State of California.

        Section 16.1 Notices. Any notice, request, demand, instruction or other communication to be given any party herein in writing shall be effective upon delivery during regular business hours at the offices of Borrower and Lender hereinafter set forth or at such other offices that either party notifies the other of in writing. The failure to deliver a copy as set forth below shall not affect the validity of the notice to Borrower or Lender. Such communications shall be given by telecopy, commercial delivery service, or sent by certified mail, postage prepaid and return receipt requested, as follows:

               If to Borrower:
                      CPS Funding Corporation
                      16355 Laguna Canyon Road
                      Irvine, CA  92718
                      Electronic FAX (949) 450-3951

                      Attention:  Chief Financial Officer

               If to Lender:
                      General Electric Capital Corporation
                      540 W. Northwest Highway
                      Barrington, IL  60010
                      Electronic FAX (847) 277-6997
                      Attention:  Manager, Asset Based Financing

               with a copy to:
                      General Electric Capital Corporation
                      540 W. Northwest Highway
                      Barrington, IL  60010
                      Electronic FAX (847) 277 - 5983
                  Attention: Counsel - Auto Financial Services

        Section 16.2 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only. The paragraph headings shall not be used in the interpretation of this Agreement.

        Section 16.3 Severability. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality or enforceability of any such provision or provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

        Section 16.4 Offset. Lender has the right to offset, apply, or recoup any obligation of Borrower to Lender, arising under the Loan Documents or otherwise, against any obligations or payments Lender owes to Borrower, arising under the Loan Documents or otherwise, or against any property of Borrower held by Lender. Borrower waives any right to offset, apply, or recoup against any obligation it owes to Lender. Lender is not obligated to collect any of the Contracts or pursue any of the other Collateral or any of Lender's rights at any time as a condition to payment and performance by Borrower.

        Section 16.5 Independent Contractor. Borrower is an independent contractor in all matters relating to this Agreement and the Collateral and is not an agent or representative of Lender. Borrower has no authority to act on behalf of or bind Lender.

        Section 16.6 Expenses. Each party shall bear the expenses of its own performance of this Agreement.

        Section 16.7 Modification of Loan Documents; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing and signed by Borrower and Lender. The rights of Lender granted in or referred to in this Agreement shall apply to any modification of or supplement to the Loan Documents. Borrower may not without Lender's prior written permission, sell, assign or transfer any of the Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties thereunder. Any sale, assignment, or transfer by Borrower without Lender's permission shall be void ab initio. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of any of the Loan Documents, or of any portion thereof, including, without limitation, Lender's rights, title, interests, remedies, powers and duties thereunder. The Loan Documents shall be binding upon and inure to the benefit of the permitted successors and assigns of Borrower and Lender.

        Section 16.8. Attorneys' Fees and Lender's Expenses. If, following an Event of Default, Lender shall in good faith employ counsel for advice or other representation or shall incur other costs and expenses in connection with (A) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements executed or delivered in connection herewith, (B) any attempt to enforce, or enforcement of, any rights of Lender against Borrower or any other Person, including, without limitation, Contract Debtors, that may be obligated to Lender by virtue of any of the Loan Documents, (C) any actual or attempted inspection, verification, protection, collection, sale, liquidation or other disposition of the Collateral, then, in any such event, the attorneys' fees arising from such services and all expenses, costs, charges and other fees (including expert's fees) incurred by Lender in any way arising from or relating to any of the events or actions described in this Section shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Loan.

        Section 16.9 Waiver by Lender. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under the Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in the Loan Documents and no Event of Default by Borrower under the Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is by an instrument in writing signed by a manager of Lender and identifies the matter waived or suspended. Any consent or approval by Lender pursuant to this Agreement is not a waiver by Lender of, or an admission by Lender of the truth of, any Borrower's representations and warranties in this Agreement.

        Section 16.10 Waivers by Borrower. Except as otherwise provided for in this Agreement, Borrower waives (i) notice and consummation of presentment, demand, protest, dishonor, intent to accelerate, acceleration, (ii) all rights to notice and a hearing prior to taking possession or control of, or Lender's replevy, attachment or levy upon, the Collateral; (iii) any bond or security in a judicial proceeding as a condition to Lender exercising any of Lender's remedies; (iv) the benefit of all valuation, appraisement and exemption laws,
(v) TRIAL BY JURY in any dispute with Lender arising out of or related to any of the Loan Documents, and (vi) any claim against Lender arising before November 30, 1998. The failure or delay of Lender to strictly enforce the terms of this Agreement shall not be a waiver of Lender's right to do so.

        Section 16.11 Counterparts. This Agreement may be executed in two or more counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

        Section 16.12 Entire Agreement. This Agreement contains the entire agreement among the parties regarding the loan by Lender to Borrower based on Contracts and supersedes all prior agreements, whether written or oral, with respect thereto.

        Section 16.13 Statements of Account. Each report, billing statement, Statement of Borrowing Base, and payment transcript which is prepared by Lender shall, except for manifest errors, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, and shall constitute an account stated between Borrower and Lender, unless thereafter waived in writing by Lender or unless, within thirty (30) days after Borrower's receipt of such document, Borrower delivers to Lender notice of a written objection thereto specifying the claimed error. In the event of such an error, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower and Lender's only liability to Borrower shall be to issue a corrected document.

        Section 16.14 Publicity. Borrower authorizes Lender to publicize "tombstone" or similar announcements with respect to the financing contemplated under this Agreement, and to use Borrower' name and logo in connection therewith

        Section 16.15 Contract Documents. After Lender reviews a Contract form or any other form used in connection with a Contract (collectively, the "Form"), Lender may inform Borrower hereto that the Form may not comply with certain laws or that the Form is not acceptable to Lender as an Eligible Contract form unless certain changes are made. Borrower is responsible for its use of the Forms and for any changes Borrower makes to the Forms in response to Lender's comments. Lender shall have no liability to Borrower arising from Borrower's use of, or changes to, any Form regardless of whether Lender approved the Form or the changes or whether Lender conditioned the use of the Form as an Eligible Contract Form or Lender's comments regarding a Form, Borrower remain obligated to Lender to conduct its business in a lawful manner, including the use of Forms which comply with applicable laws.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                            CPS FUNDING CORPORATION,
                                            as Borrower


                                            By: ________________________________

                                            Name:  _____________________________

                                            Title: _____________________________


                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION, as Lender

                                            By: ________________________________

                                            Name:  _____________________________

                                            Title: _____________________________

                                    EXHIBIT A

                      AMENDED AND RESTATED PROMISSORY NOTE


$100,000,000.00       November 30, 1998


        FOR VALUE RECEIVED, the undersigned, CPS FUNDING CORPORATION, a California corporation ("Borrower"), hereby promises to pay to GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), or order, the principal amount (the "Principal") of up to One Hundred Million Dollars ($100,000,000.00), or such other amount constituting the Loan made by Lender to Borrower pursuant to the Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement, dated as of November 30, 1998 between Borrower and Lender (the "Agreement"). All terms used in this Note shall have the meanings given to them in the Agreement if they are defined in the Agreement and not defined in this Note. Borrower further promises to pay interest ("Interest") on the amount of the Principal outstanding from time to time from the date hereof until such Principal shall be paid in full, at a rate per annum (calculated on the basis of a year of 365 days for the actual days elapsed) equal to the applicable rate of interest provided for in the Agreement.

        Interest and Principal shall be due and payable at the times provided for in the Agreement. All payments of Principal and Interest shall be made in lawful money of the United States of America and in immediately available funds to Lender at GE Capital, 540 W. Northwest Highway, Barrington, IL 60010,
Attention: Manager - Asset Based Financing, or such other address as may be specified by Lender or any other holder of this Note.

        This Note is the Note described in, and is subject to the terms and provisions of, the Agreement, as the same may at any time be amended or modified and in effect.

        Upon and after an Event of Default, the outstanding Principal of this Note and any Interest and fees accrued thereon shall, at the option of the holder of this Note and without demand, notice or legal process of any kind, become immediately due and payable.

        The records of the holder of this Note shall, in the absence of manifest error, be conclusive evidence at any time as to the amount of the outstanding Principal of this Note and the amount of Interest accrued thereon.

        This Note is secured by a security interest in the Collateral, as described in and evidenced by the Agreement. This Note is enforceable by the holder without first enforcing the security interest and whether or not the security interest exists or is enforceable.

        If any suit or other proceeding shall be instituted to enforce this Note, the holder of the Note shall, in addition to such other relief as the court may award, be entitled to recover attorneys' fees, expenses and costs of investigation, including, without limitation, attorneys' fees, costs and expenses of investigation incurred in appellate proceedings or in connection with any case or proceeding under the Bankruptcy Code or similar law.

        No delay or failure on the part of the holder of this Note to exercise any power or right given under this Note shall operate as a waiver of any right or remedy of the holder; nor shall any right or remedy of the holder hereunder or under any other applicable law be abridged or modified by any course of conduct.

        The undersigned and all endorsers, guarantors, and all persons liable or to become liable on this Note hereby waive presentment, protest, demand, notice of dishonor, notice of protest, and any and all delays or lack of diligence or collection and any other notice or further requirement necessary to hold each of them liable for payment. The right to a trial by jury and to plead any statute of limitations as a defense to any demand on this Note, or any guaranty hereof, or any agreement to pay the same, or any and all obligations or liabilities arising out of or in connection with this Note is expressly waived by the undersigned, endorsers and guarantors, to the fullest extent permitted by the law.

        No payment of interest hereunder shall exceed the maximum amount payable under applicable law.

        This Note may not be modified, amended or terminated, except in a written instrument executed by both Borrower and the holder of this Note. Borrower agrees that the rights granted to Lender pursuant to this Note shall accrue to any Person who is lawfully in possession of this Note with an assignment from Lender.

        This Note shall be governed by and construed in accordance with the laws of the State of California. This Note amends, restates and supersedes the prior Notes of Borrower payable to the order of Redwood Receivables Corpration pursuant to the Receivables Funding and Servicing Agreement, dated as of June 1, 1995, as amended, and is given in substitution therefor and not in satisfaction of Borrower's obligations thereunder.

        IN WITNESS WHEREOF, Borrower has executed and delivered the foregoing Note as of the day and year first above written.

                                       CPS FUNDING CORPORATION


                                            By: ________________________________

                                            Name:  _____________________________

                                            Title: _____________________________



                                       2